SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported) October 25, 1995


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000

Item 7.  Financial Statements and Exhibits

          In connection with Debt and/or Equity Securities that may be offered on a delayed or continuous basis under Registration Statements on Form S-3 (No. 33-48128, No. 33-53327 and No. 33-61339), we hereby file the following press release.


     Exhibit
     Number                        Description of Exhibit
     -------          -------------------------------------------------

       99             Copy of the Registrant's Earnings Press Release,
                        dated October 25, 1995

                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                           /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




October 25, 1995

                                 EXHIBIT INDEX




Exhibit
Number                                 Description
-------          -------------------------------------------------------

  99             Copy of the Registrant's Earnings Press Release, dated
                   October 25, 1995.

                                                     EXHIBIT 99





                                    Contact:  Susan Gaffney
                                              (302) 774-2698




          WILMINGTON, Del., October 25 -- DuPont reported record earnings for a third quarter of $1.38 per share, exceeding by 45 percent the $.95 earned in the third quarter of 1994. Net income totaled $769 million compared to $647 million earned in 1994.
          "The business climate in the third quarter was diffi-cult, as growth in key global economies slowed," said President John A. Krol. "This slowdown translated into flat to marginally positive volume gains in our chemicals and specialties busi-nesses, and continued downward pressure on prices and margins in our energy businesses. In spite of these conditions, emphasis on cost control allowed us to generate solid earnings gains and to continue our ongoing progress in achieving sustained profit-able growth worldwide."
          Average shares outstanding for the quarter were 18 percent less than last year's levels due to the redemption of DuPont common stock from Seagram earlier this year. Excluding the related accretion effect, net income increased 28 percent. The current quarter's results also reflect insurance recoveries related to environmental remediation that resulted in a benefit of $.12 per share, and a more favorable allocation of DuPont Merck joint venture operating income to DuPont.
          Sales for the third quarter were $10.2 billion, up
4 percent from the prior year. Chemicals and specialties segments sales were up 6 percent, due principally to higher selling prices. Worldwide sales volume was marginally higher, as increases outside the United States were essentially offset by lower U.S. volumes. Petroleum segment sales were up
1 percent.
          The following information compares third quarter 1995 results with third quarter 1994 for each industry segment, excluding the impact of nonrecurring items described in the accompanying segment footnotes. Chemicals and specialties segments reflect an allocation, approximately in proportion to each segment's sales, of the environmental remediation insurance recoveries discussed above.
          Chemicals segment earnings were $159 million, up
$55 million, or 53 percent, reflecting better results for white pigments and specialty chemicals. Segment sales increased
7 percent reflecting 10 percent higher selling prices, partly offset by 3 percent lower sales volume.
          Fibers segment earnings of $194 million were up
$30 million, or 18 percent, principally due to a significant earnings improvement in aramids. Segment sales increased
3 percent, as 4 percent higher selling prices were partly offset by 1 percent lower volume.
          Polymers segment earnings were $198 million, up
$21 million, or 12 percent, reflecting improved results in fluoropolymers and packaging & industrial polymers. Segment sales grew 8 percent, reflecting 6 percent higher selling prices, and 2 percent higher volume.
          Petroleum segment earnings were $182 million, up
$10 million, or 6 percent from last year. Upstream's results were $90 million, up 8 percent largely due to lower operating and exploration costs offsetting the impact of lower gas prices. Downstream earnings, also benefitting from improved costs, were $92 million, 3 percent higher.
          Diversified Businesses segment earnings totaled
$192 million, up $57 million or 42 percent, principally reflect-ing higher earnings from the DuPont Merck pharmaceutical joint venture. This resulted, in part, from a more favorable alloca-tion of the joint venture's operating income to DuPont to recognize the performance of assets initially contributed to the venture by DuPont. These improved results were partly offset by higher costs incurred by DuPont for the new hypertension drug, "Cozaar." Segment sales were up 6 percent due to 3 percent higher sales volume, and 3 percent higher prices.

          For the first nine months of 1995, earnings per share totaled $4.47 and exceeded 1994 previous record first nine months earnings per share by 47 percent. Net income for the first nine months of 1995 was $2.7 billion compared to $2.1 billion in the same period last year. Year-to-date sales totaled $31.8 billion versus $29.2 billion last year, up
9 percent.
          "Outstanding year-to-date financial results attest to our commitment to grow profitably through a combination of innovation and productivity," Krol said. "It's clear that our global presence and market diversity are contributing to DuPont's success as a preferred partner throughout the value chain."


10/25/95


E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                          Three Months Ended      Nine Months Ended
CONSOLIDATED INCOME STATEMENT                                September 30            September 30
-----------------------------------------------------------------------------------------------------
(Dollars in millions, except per share)                   1995        1994        1995       1994
----------------------------------------------------------------------------------------------------
SALES .............................................      $10,200     $ 9,845     $31,778    $29,196
Other Income ......................................          220         184         805        667
                                                         -------     -------     -------    -------
    Total .........................................       10,420      10,029      32,583     29,863
                                                         -------     -------     -------    -------
Cost of Goods Sold and Other Expenses .............        7,502       7,373      23,136     21,540
Selling, General and Administrative Expenses ......          723         708       2,245      2,081
Depreciation, Depletion and Amortization ..........          647         797<Fa>   1,937      2,170<Fa>
Exploration Expenses, Including Dry Hole Costs
  and Impairment of Unproved Properties ...........           79          92         221        204
Interest and Debt Expense .........................          205         145         561        435
                                                         -------     -------     -------    -------
    Total .........................................        9,156       9,115      28,100     26,430
                                                         -------     -------     -------    -------
EARNINGS BEFORE INCOME TAXES ......................        1,264         914       4,483      3,433
Provision for Income Taxes ........................          495         267<Fb>   1,817      1,352<Fb>
                                                         -------     -------     -------    -------
NET INCOME ........................................      $   769     $   647     $ 2,666    $ 2,081
                                                         =======     =======     =======    =======


EARNINGS PER SHARE OF COMMON STOCK<Fc> ............      $  1.38     $   .95     $  4.47    $  3.05
                                                         =======     =======     =======    =======
DIVIDENDS PER SHARE OF COMMON STOCK ...............      $   .52     $   .47     $  1.51    $  1.35
                                                         =======     =======     =======    =======

<Fa>Includes $115 related to write-down of certain North Sea oil properties held for sale.
<Fb>Includes a benefit of $127 principally related to a favorable change in tax status resulting from a transfer of properties among certain North Sea affiliates.
<Fc>Earnings per share are calculated on the basis of the following number of common shares outstanding:
                        Three Months Ended      Nine Months Ended
                           September 30            September 30
                        ------------------      -----------------
              1995         554,978,850             595,129,571
              1994         680,634,456             679,686,654

    Earnings per share for the nine months ended September 30, 1995 of $4.47, do not equal the sum of the first quarter's earnings per share ($1.40), the second quarter's earnings per share ($1.70), and the third quarter's earnings per share ($1.38) due to the significant changes in average common shares outstanding beginning with the second quarter. During the second quarter, the Company redeemed 156 million shares of its common stock from Seagram and subsequently sold, through public and private offerings, 27,339,375 shares of newly-issued common stock.






E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                          Three Months Ended      Nine Months Ended
CONSOLIDATED INDUSTRY SEGMENT INFORMATION                    September 30           September 30
-----------------------------------------------------------------------------------------------------
(Dollars in millions, except per share)                   1995        1994        1995       1994
----------------------------------------------------------------------------------------------------
SALES
-----
Chemicals ...........................................    $ 1,052     $   983     $ 3,175    $ 2,790
Fibers ..............................................      1,728       1,677       5,414      5,044
Polymers ............................................      1,700       1,577       5,321      4,679
Petroleum ...........................................      4,383       4,344      13,192     12,345
Diversified Businesses ..............................      1,337       1,264       4,676      4,338
                                                         -------     -------     -------    -------
    Total ...........................................    $10,200     $ 9,845     $31,778    $29,196
                                                         =======     =======     =======    =======
AFTER-TAX OPERATING INCOME<Fa><Fb>
--------------------------
Chemicals ...........................................    $   162     $    77     $   508<Fc>$   261
Fibers ..............................................        198         164         638<Fc>    485
Polymers ............................................        201         193         666        523
Petroleum ...........................................        182         146         566        562
Diversified Businesses ..............................        180         169         674<Fd>    525<Fd>
                                                         -------     -------     -------    -------
    Total ...........................................        923         749       3,052      2,356

Interest and Other Corporate
  Expenses Net of Tax ...............................       (154)       (102)       (386)      (275)
                                                         -------     -------     -------    -------
NET INCOME ..........................................    $   769     $   647     $ 2,666    $ 2,081
----------                                               =======     =======     =======    =======

<Fa>Third quarter 1995 includes a charge of $24 for printing and publishing operations, principally for employee separation costs in Europe, a litigation provision of $13 related to a previously sold business, and adjustments in estimates associated with the third quarter 1993 restructuring charge, which result in the following net (charges)/ benefits:

                Chemicals                  $  3
                Fibers                        4
                Polymers                      3
                Diversified Businesses      (12)
                                           ----
                                           $ (2)
                                           ----


[FN]
<Fb>1994 includes the following third-quarter (charges)/benefits:

                Chemicals                  $(27)(1)
                Polymers                     16 (2)
                Petroleum                   (26)(2)
                Diversified Businesses       34 (2)
                                           ----
                                           $ (3)
                                           ----
    (1) Associated with discontinuation of certain products and asset sales and write-downs.
    (2) Reflects adjustments in estimates associated with the third quarter 1993 restructuring charge. In addition, the Petroleum segment also includes additional charges for employee separation costs, a loss of $95 from write-down of certain North Sea oil properties held for sale and a benefit of $127 principally related to a favorable change in tax status resulting from a transfer of properties among certain North Sea affiliates.

<Fc>The Chemicals and Fibers segments reflect an additional benefit of $7 and
    $27, respectively, principally an adjustment of estimates associated with the third quarter 1993 restructuring charge.
<Fd>Also includes charges of $63 and $47 associated with "Benlate" DF 50 fungicide recall from the quarters ended June 30, 1995 and 1994, respectively.








E. I. DU PONT DE NEMOURS AND COMPANY AND CONSOLIDATED SUBSIDIARIES


                                                                  After-Tax Operating Income
                                                         -------------------------------------------
CONSOLIDATED INDUSTRY SEGMENT INFORMATION                 Three Months Ended      Nine Months Ended
EXCLUDING IMPACT OF NONRECURRING ITEMS                       September 30           September 30
-----------------------------------------------------------------------------------------------------
(Dollars in millions)                                     1995        1994        1995       1994
----------------------------------------------------------------------------------------------------
Chemicals ...........................................    $  159      $  104      $  498     $  288
Fibers ..............................................       194         164         607        485
Polymers ............................................       198         177         663        507
Petroleum ...........................................       182         172         566        588
Diversified Businesses ..............................       192         135         749        538
                                                         ------      ------      ------     ------
    Total ...........................................    $  925      $  752      $3,083     $2,406
                                                         ======      ======      ======     ======
Less:  Interest and Other Corporate Expenses
  Net of Tax ........................................      (154)       (102)       (386)      (275)
                                                         ------      ------      ------     ------
    Total ...........................................    $  771      $  650      $2,697     $2,131
                                                         ======      ======      ======     ======

